UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2015

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, the Board of Directors of Insignia Systems, Inc. (the “Company”) approved the following changes to John C. Gonsior’s compensation in connection with his appointment as acting President of the Company on July 8, 2015: (i) an increase in annual base salary to $250,000, effective upon his appointment as acting President, (ii) an increase in the amounts payable to Mr. Gonsior under the Company’s 2015 Executive Officer Incentive Bonus Plan if relevant thresholds are achieved from a bonus of between 6%-54% of base salary for the portion of 2015 prior to his appointment as acting President to a bonus of between 10%-90% of base salary for the portion of 2015 following his appointment as acting President, and (iii) the grant of a restricted stock unit covering 15,000 shares of common stock under the Company’s 2013 Omnibus Stock and Incentive Plan, vesting in equal annual installments over two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: July 16, 2015	By	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer